FEE AGREEMENT

November 24, 2020

JonesTrading Institutional Services LLC
757 Third Avenue, 23rd Floor

New York, New York 10017

Ladies and Gentlemen:

Reference is made to the Underwriting Agreement dated November 24, 2020 (the “Underwriting Agreement”), by and among PGIM Short Duration High Yield Opportunities Fund (the “Fund”), PGIM Investments LLC (the “Adviser”), PGIM, Inc., PGIM Limited and each of the Underwriters named in Schedule I thereto, severally, with respect to the issue and sale of the Fund’s Common Shares (the “Offering”), as described therein.  Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Underwriting Agreement.

1.

Fee.  In consideration of your services relating to the sale and distribution of the Common Shares, the Adviser shall pay a fee to you in the aggregate amount of $54,273 (the “Fee”).  The Fee shall be paid on the Closing Date.  The payment shall be made by wire transfer to the order of JonesTrading Institutional Services LLC.  The Adviser acknowledges that the Fee is in addition to any compensation you earn in connection with your role as an underwriter to the Fund in the Offering, which services are distinct from and in addition to the services described above.  In the event the Offering does not proceed, you will not receive any fees under this Agreement; however, for the avoidance of doubt, accountable expenses actually incurred may be payable to you pursuant to the terms of the Underwriting Agreement.

2.	Term. This Agreement shall terminate upon the payment of the entire amount of the Fee, as specified in Section 1 hereof, except as provided in Section 3.
3.

Indemnification.  The Adviser agrees to the indemnification and other agreements set forth in the Indemnification Agreement attached hereto, the provisions of which are incorporated herein by reference and shall survive the termination, expiration or supersession of this Agreement.

4.

Not an Investment Adviser; No Fiduciary Duty.

The Adviser acknowledges that you are not providing any advice hereunder as to the value of securities or regarding the advisability of purchasing or selling any securities for the Fund’s portfolio. No provision of this Agreement shall be considered as creating, nor shall any provision create, any obligation on the part of you, and you are not agreeing hereby, to: (i) furnish any advice or make any recommendations regarding the purchase or sale of portfolio securities; or (ii) render any opinions, valuations or recommendations of any kind or to perform any such similar services. Neither this Agreement nor the performance of the services contemplated hereunder shall be considered to constitute a partnership, association or joint venture between you and the Adviser. In addition, nothing in this Agreement shall be construed to constitute you as the agent or employee of the Adviser or the Adviser as your agent or employee, and no party shall make any representation to the contrary. It is understood that you are engaged hereunder as an independent contractor solely to provide the services described above to the Adviser and that you are not acting as an agent or fiduciary of, and you shall not have any duties or liability to, the current or future partners or equity owners of the Adviser or any other third party in connection with your engagement hereunder, all of which are hereby expressly waived to the extent the Adviser has the authority to waive such duties and liabilities. Furthermore, the Adviser agrees that it is solely responsible for making its judgments in connection with the matters covered by this Agreement (irrespective of whether you have advised or are currently advising the Adviser on related or other matters).
5.

Not Exclusive.  Nothing herein shall be construed as prohibiting you or your affiliates from acting as an underwriter or financial adviser or in any other capacity for any other persons (including other registered investment companies or other investment managers).

6.	Assignment. This Agreement may not be assigned by any party without the prior written consent of the other parties.
7.	Amendment; Waiver. No provision of this Agreement may be amended or waived except by an instrument in writing signed by the parties hereto.
8.	Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.
9.

Counterparts; Electronic Signatures.  This Agreement may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument. The words “execution,” “signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement, shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

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This Agreement shall be effective as of the date first written above.

PGIM INVESTMENTS LLC

By:	/s/ Scott E. Benjamin Name: Scott E. Benjamin Title: Executive Vice President

Agreed and Accepted:

JonesTrading Institutional Services LLC

By:	/s/ Burke Cook Name: Burke Cook Title: General Counsel

Indemnification Agreement

November 24, 2020

JonesTrading Institutional Services LLC
757 Third Avenue, 23rd Floor

New York, New York 10017

Ladies and Gentlemen:

In connection with the engagement of JonesTrading Institutional Services LLC (the “Broker-Dealer”) to assist the undersigned, PGIM Investments LLC, together with its affiliates and subsidiaries (the “Adviser”) with respect to the matters set forth in the Fee Agreement dated November 24, 2020 between the Adviser and the Broker-Dealer (the “Agreement”), in the event that the Broker-Dealer, any of its affiliates, each other person, if any, controlling the Broker-Dealer or any of its affiliates, their respective officers, current and former directors, employees and agents or the successors or assigns of any of the foregoing persons (the Broker-Dealer and each such other person or entity being referred to as an “Indemnified Party”) becomes involved in any capacity in any claim, suit, action, proceeding, investigation or inquiry (including, without limitation, any shareholder or derivative action or arbitration proceeding) with respect to the Agreement (collectively, a “Proceeding”), the Adviser agrees to indemnify, defend and hold each Indemnified Party harmless to the fullest extent permitted by law, from and against any losses, claims, damages, liabilities and expenses, including reasonably incurred fees and expenses of counsel to the Indemnified Parties, in connection therewith, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review, that such losses, claims, damages, liabilities and expenses resulted primarily from the gross negligence or willful misconduct of such Indemnified Party.  In addition, in the event that an Indemnified Party becomes involved in any capacity in any Proceeding, the Adviser will reimburse such Indemnified Party for legal and other expenses (including the cost of any investigation and preparation) as such expenses are reasonably incurred by such Indemnified Party in connection therewith.  Promptly as reasonably practicable after receipt by an Indemnified Party of notice of the commencement of any Proceeding, such Indemnified Party will, if a claim in respect thereof is to be made under this paragraph, notify the Adviser in writing of the commencement thereof; but the failure so to notify the Adviser (i) will not relieve the Adviser from liability under this paragraph to the extent it is not materially prejudiced as a result thereof and (ii) in any event shall not relieve the Adviser from any liability which it may have otherwise than on account of this Indemnification Agreement.  Counsel to the Indemnified Parties shall be selected by the Broker-Dealer.  The Adviser may participate at its own expense in the defense of any such action; provided, however, that counsel to the Adviser shall not (except with the consent of the Indemnified Parties) also be counsel to the Indemnified Parties.

If such indemnification were not to be available for any reason, the Adviser agrees contribute to the losses, claims, damages, liabilities and expenses involved (i) in the proportion appropriate to reflect the relative benefits received or sought to be received by the Adviser and its members and affiliates, on the one hand, and the Indemnified Parties, on the other hand, in the matters contemplated by the Agreement or (ii) if (but only if and to the extent) the allocation provided for in clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Adviser and its members and affiliates, on the one hand, and the Indemnified Parties, on the other hand, as well as any other relevant equitable considerations.  The Adviser agrees that for the purposes of this paragraph the relative benefits received, or sought to be received, by the Adviser and its members and affiliates, on the one hand, and the Indemnified Parties, on the other hand, of a transaction as contemplated shall be deemed to be in the same proportion that the total value received by or paid to or contemplated to be received by or paid to the Adviser and its members and affiliates, as the case may be, as a result of or in connection with the transaction (whether or not consummated)  for which the Broker-Dealer has been retained to perform services bears to the fees paid to the Broker-Dealer under the Agreement; provided, that in no event shall the Adviser contribute less than the amount necessary to assure that the Indemnified Parties are not liable for losses, claims, damages, liabilities and expenses in excess of the amount of fees actually received by the Broker-Dealer pursuant to the Agreement.  Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement or omission or any other alleged conduct relates to information provided by the Adviser or other conduct by the Adviser (or its employees or other agents), on the one hand, or by the Broker-Dealer, on the other hand.  Notwithstanding the provisions of this paragraph, an Indemnified Party shall not be entitled to contribution from the Adviser if it is determined that such Indemnified Party was guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act of 1933, as amended) and the Adviser was not guilty of such fraudulent misrepresentation.  The Adviser will not settle any Proceeding in respect of which indemnity may be sought hereunder, whether or not an Indemnified Party is an actual or potential party to such Proceeding, without the Broker-Dealer’s prior written consent (which consent shall not be unreasonably withheld).  The foregoing indemnity and contribution agreement shall be in addition to any rights that any Indemnified Party may have at common law or otherwise.

The Adviser agrees that no Indemnified Party shall have any liability to the Adviser or any person asserting claims on behalf of or in right of the Adviser with respect to the Agreement, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review that any losses, claims, damages, liabilities or expenses incurred by the Adviser resulted primarily from the gross negligence or willful misconduct of the Broker-Dealer in performing the services that are the subject of the Agreement.

Nothing in this Indemnification Agreement shall be read or construed to limit any liability or obligation of any party arising under or in connection with the Underwriting Agreement (as defined in the Agreement).

THIS INDEMNIFICATION AGREEMENT AND ANY CLAIM, COUNTERCLAIM OR DISPUTE OF ANY KIND OR NATURE WHATSOEVER WITH RESPECT TO THE AGREEMENT (“CLAIM”), DIRECTLY OR INDIRECTLY, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.  EXCEPT AS SET FORTH BELOW, NO CLAIM MAY BE COMMENCED, PROSECUTED OR CONTINUED IN ANY COURT OTHER THAN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, WHICH COURTS SHALL HAVE EXCLUSIVE JURISDICTION OVER THE ADJUDICATION OF SUCH MATTERS, AND THE ADVISER AND THE INDEMNIFIED PARTIES CONSENT TO THE JURISDICTION OF SUCH COURTS AND PERSONAL SERVICE WITH RESPECT THERETO.  THE ADVISER HEREBY CONSENTS TO PERSONAL JURISDICTION, SERVICE AND VENUE IN ANY COURT IN WHICH ANY CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS INDEMNIFICATION AGREEMENT IS BROUGHT BY ANY THIRD PARTY AGAINST THE BROKER-DEALER OR ANY INDEMNIFIED PARTY.  EACH INDEMNIFIED PARTY AND THE ADVISER WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING OR CLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR IN ANY WAY RELATING TO THIS INDEMNIFICATION AGREEMENT.  THE ADVISER AGREES THAT A FINAL JUDGMENT IN ANY PROCEEDING OR CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS INDEMNIFICATION AGREEMENT BROUGHT IN ANY SUCH COURT SHALL BE CONCLUSIVE AND BINDING UPON THE ADVISER AND MAY BE ENFORCED IN ANY OTHER COURTS TO THE JURISDICTION OF WHICH THE ADVISER IS OR MAY BE SUBJECT, BY SUIT UPON SUCH JUDGMENT.

The foregoing Indemnification Agreement shall remain in full force and effect notwithstanding any termination of the Broker-Dealer’s engagement under the Agreement.  This Indemnification Agreement may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument. The words “execution,” “signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement, shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

Very truly yours,

PGIM INVESTMENTS LLC

By:	/s/ Scott E. Benjamin Name: Scott E. Benjamin Title: Executive Vice President

Agreed and Accepted:

JonesTrading Institutional Services LLC

By:	/s/ Burke Cook Name: Burke Cook Title: General Counsel